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                                                                     EXHIBIT 4.4


                   GUARANTEE OF PREFERRED SECURITIES GUARANTEE

         GUARANTEE OF PREFERRED SECURITIES GUARANTEE (this "Agreement"), dated as of March 21, 2000, among AT&T Broadband, LLC, a Delaware limited liability company (the "Original Guarantor"), AT&T Corp., a New York corporation (the "Additional Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee").

         WHEREAS in connection with the issuance by TCI Communications Financing IV, a Delaware statutory business trust (the "Trust"), of $200,000,000 aggregate liquidation amount of its 9.72% Trust Preferred Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust, TCI Communications, Inc. ("TCIC") and the Guarantee Trustee entered into a Preferred Securities Guarantee Agreement, dated as of March 24, 1997 (the "Original Guarantee Agreement"), pursuant to which TCIC irrevocably and unconditionally agreed, to the extent set forth therein, to pay to the Holders of the Preferred Securities the Guarantee Payments on the terms and conditions set forth therein (collectively, the "Original Guarantee");

         WHEREAS the Original Guarantor has succeeded to all of TCIC's obligations with respect to the Original Guarantee Agreement; and

         WHEREAS the Additional Guarantor proposes in and by this Agreement to irrevocably and unconditionally guarantee, on a subordinated basis, the Original Guarantor's obligation under the Original Guarantee Agreement to pay to the Holders of the Preferred Securities the Guarantee Payments.

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Guarantor, the Additional Guarantor and the Guarantee Trustee hereby agree as follows:

         SECTION 1. Capitalized Terms.

         Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Original Guarantee Agreement.

         SECTION 2. Powers and Duties of the Guarantee Trustee.

         (a) This Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders of the Preferred Securities, and the Guarantee Trustee shall not transfer its right, title and interest in this Agreement to any Person except to a Holder of Preferred Securities exercising his or her rights pursuant to Section 7 or to a successor guarantee trustee possessing the qualifications to act as Guarantee Trustee under this Agreement in accordance with Section 4 (the "Successor Guarantee Trustee") on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee. The right, title and interest of the Guarantee Trustee to this Agreement shall vest automatically in any Successor Guarantee Trustee, and such vesting (and cessation as to the


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Guarantee Trustee) of right, title and interest shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If a default by the Additional Guarantor on any of its payments or other obligations under this Agreement (an "Event of Default") occurs and is continuing, the Guarantee Trustee shall enforce this Agreement for the benefit of the Holders of Preferred Securities.

         (c) In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 12), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of this Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee under this Agreement shall be determined solely by the express provisions of this Agreement, and the Guarantee Trustee shall not be liable under this Agreement except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made. For purposes hereof, the term "Responsible Officer" means, with respect to the Guarantee Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the corporate trust department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such


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         matter is referred because of that officer's knowledge of and familiarity with the particular subject;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it pursuant to this Agreement in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Agreement; and

                  (iv) no provision of this Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) This Agreement and all moneys received by the Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Guarantee Trustee or its agents or their creditors.

         SECTION 3. Certain Rights of the Guarantee Trustee.

         (a) Subject to the provisions of Section 2:

                  (i) The Guarantee Trustee may rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (ii) Any direction or act of the Additional Guarantor contemplated by this Agreement shall be sufficiently evidenced by an Officers' Certificate of the Additional Guarantor.

                  (iii) Whenever, in the administration of this Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically


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         prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Additional Guarantor.

                  (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                  (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Additional Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

                  (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this clause (vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Agreement.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (viii) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  (ix) Whenever in the administration of this Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Securities, (ii) may refrain from


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         enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         SECTION 4. Guarantee Trustee; Eligibility

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Additional Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this clause (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 5(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Additional Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 5 Appointment, Removal and Resignation of Guarantee Trustees

         (a) Subject to Section 5(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Additional Guarantor.


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         (b) The Guarantee Trustee shall not be removed in accordance with
Section 5(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Additional Guarantor.

         (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Additional Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Additional Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 5 within 60 days after delivery to the Additional Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

         SECTION 6. Additional Guarantee.

         (a) The Additional Guarantor irrevocably and unconditionally guarantees, on a subordinated basis as provided herein, the Original Guarantor's obligations to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust or the Original Guarantor), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust or the Original Guarantor may have or assert (the "Additional Guarantee"). The Additional Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Additional Guarantor to the Holders or by causing the Trust or the Original Guarantor to pay such amounts to the Holders.

         (b) The Additional Guarantor hereby waives notice of acceptance of this Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or the Original Guarantor or any other Person before proceeding against the Additional Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         (c) The obligations, covenants, agreements and duties of the Additional Guarantor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (i) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust or the Original Guarantor of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust or the Original Guarantor;


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                  (ii) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Notes permitted by the Indenture);

                  (iii) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (iv) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (v) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (vi) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (vii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section that the obligations of the Additional Guarantor thereunder shall be absolute and unconditional under any and all circumstances.

         (d) There shall be no obligation of the Holders to give notice to, or obtain consent of, the Additional Guarantor with respect to the happening of anything set forth in Section 6(c).

         SECTION 7. Rights of Holders.

         (a) The Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Agreement.

         (b) If the Guarantee Trustee fails to enforce this Agreement any Holder may institute a legal proceeding directly against the Additional Guarantor to enforce its rights under this Agreement, without first instituting a legal proceeding against the Trust, the Original Guarantor, the Guarantee Trustee or any other Person.


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         (c) Notwithstanding Section 7(b), any Holder may directly institute proceedings against the Additional Guarantor to obtain Guarantee Payments in respect of the Preferred Securities owned by such Holder, without first waiting to determine if the Guarantee Trustee has enforced this Agreement or first instituting a legal proceeding against the Trust, the Original Guarantor, the Guarantee Trustee or any other Person.

         SECTION 8. Guarantee of Payment.

         This Agreement creates a guarantee of payment and not of collection.

         SECTION 9. Subrogation.

         The Additional Guarantor shall be subrogated to all rights (if any) of the Holders against the Trust and the Original Guarantor in respect of any amounts paid to such Holders by the Additional Guarantor under this Agreement; provided, however, that the Additional Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement. If any amount shall be paid to the Additional Guarantor in violation of the preceding sentence, the Additional Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 10. Independent Obligations.

         The Additional Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and the Original Guarantor with respect to the Original Guarantee, and that the Additional Guarantor shall be liable as principal and as debtor hereunder to make any Guarantee Payments pursuant to the terms of this Agreement notwithstanding the occurrence of any event referred to in paragraphs (i) through (vii) of Section 6(c) hereof.

         SECTION 11. Subordination.

         This Agreement constitutes an unsecured obligation of the Additional Guarantor that ranks (a) pari passu with the most senior preferred or preference stock of the Additional Guarantor outstanding on the date of this Agreement or hereafter issued and with any guarantee now or hereafter entered into by the Additional Guarantor in respect of any preferred or preference stock of any Affiliate of the Additional Guarantor, (b) pari passu with the guarantees of Additional Guarantor with respect to the obligations of the Original Guarantor with respect to the Trust, TCI Communications Financing I ("Trust I") and TCI Communications Financing II ("Trust II") and the preferred securities issued by Trust I and Trust II, (c) senior in right of payment to any class or series of common stock of the Additional Guarantor or preferred or preference stock of the Additional Guarantor ranking subordinate and junior in right of payment to the most senior preferred or


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preference stock of the Additional Guarantor, each as may be outstanding on the date of this Agreement or hereafter issued, and (d) subordinate and junior in right of payment to all other indebtedness, obligations and liabilities of the Additional Guarantor.

         SECTION 12. Events of Default; Waiver.

         The Holders of a Majority in liquidation amount of Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default (defined below) and its consequences. For purposes of this Agreement, "Event of Default" means a default by the Additional Guarantor on any of its payment or other obligations under this Agreement. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 13. Events of Default; Notice

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

         SECTION 14. Termination.

         This Agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) the full payment of the Redemption Price of all of the Preferred Securities, (ii) the distribution of the Subordinated Notes to the Holders of all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities, the Original Guarantee or under this Agreement.


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         SECTION 15. Successors and Assigns.

         All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Additional Guarantor, and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

         SECTION 16. Notices.

         All notices provided for herein shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Additional Guarantor, to the Additional Guarantor's mailing address set forth below or such other address as the Additional Guarantor may give notice of to the Holders:

                           AT&T Corp.
                           32 Avenue of the Americas
                           New York, New York 10013-2412
                             Attn: Legal Department;

                  (b) if given to the Guarantee Trustee, to the address set forth in the Original Guarantee Agreement or to such other address as the Guarantee Trustee may give notice of to the Holders; and

                  (c) if given to any Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 17. Benefit.

         This Agreement is solely for the benefit of the Holders and, subject to
Section 2(a), is not separately transferable from the Preferred Securities.

         SECTION 18. Not Responsible for Recitals or Issuance of Additional Guarantee.

         The recitals contained in this Agreement shall be taken as the statements of the Original Guarantor and the Additional Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Agreement.


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         SECTION 19. Amendments.

         Except with respect to any changes that, in the opinion of the board of directors of the Additional Guarantor, do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Agreement may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Securities. The provisions of Section 12.2 of the Declaration of the Trust with respect to meetings of Holders of the Securities apply to the giving of such approval.

         SECTION 20. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 21. No Recourse Against Certain Persons.

         No past, present or future director, officer, employee or stockholder, as such, of the Additional Guarantor or any successor thereof shall have any liability for any obligations of the Additional Guarantor under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of this Agreement.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                AT&T BROADBAND, LLC, as Original Guarantor

                                By:
                                   -----------------------------
                                Name:
                                Title:

                                AT&T Corp., as Additional Guarantor

                                By:
                                   -----------------------------
                                Name:
                                Title:

                                THE BANK OF NEW YORK, as Guarantee Trustee

                                By:
                                   -----------------------------
                                Name:
                                Title:


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